Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Mark A. Carano
Vice President, Chief Financial Officer and Treasurer Insteel Industries, Inc. (336) 786-2141

INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND

MOUNT AIRY, N.C., May 19, 2020 – Insteel Industries, Inc. (NasdaqGS: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.03 per share on the Company’s common stock payable on June 26, 2020 to shareholders of record as of June 12, 2020.

About Insteel

Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets prestressed concrete strand and welded wire reinforcement, including engineered structural mesh, concrete pipe reinforcement and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates ten manufacturing facilities located in the United States.

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